                                                                ALZA CORPORATION
                                                                  March 31, 1996

                                   EXHIBIT 11

             Statement Regarding Computation of Per Share Earnings
                    (In thousands, except per share amounts)



                                                                             Primary
                                                                   ------------------------
                                                                    Quarter Ended March 31,
                                                                      1996           1995
                                                                    ---------     ---------
Common stock                                                         83,611         82,072
$25 warrants                                                              -              -
$65 warrants                                                              -              -
5 1/4% zero coupon convertible
  subordinated debentures due 2014                                        -              -
Stock options                                                         1,004            317
                                                                  ---------      ---------

Weighted average common and dilutive
  common equivalent shares                                           84,615         82,389
                                                                  ---------      ---------
                                                                  ---------      ---------
Net income                                                        $  20,383      $  17,037
                                                                  ---------      ---------
                                                                  ---------      ---------

Net income per common and common equivalent share                 $     .24      $     .21
                                                                  ---------      ---------
                                                                  ---------      ---------


                                                                       Fully Diluted
                                                                 --------------------------
                                                                  Quarter Ended March 31,
                                                                      1996           1995
                                                                  ---------      ---------
Common stock                                                         83,611         82,072
$25 warrants                                                              -              -
$65 warrants                                                              -              -
5 1/4% zero coupon convertible
  subordinated debentures due 2014                                        -              -
Stock options                                                         1,106            317
                                                                  ---------      ---------
Weighted average common and dilutive
  common equivalent shares                                           84,717         82,389
                                                                  ---------      ---------
                                                                  ---------      ---------


Net income                                                        $  20,383      $  17,037
                                                                  ---------      ---------

Net income per common and common equivalent share                 $     .24      $     .21
                                                                  ---------      ---------
                                                                  ---------      ---------


     Primary and fully diluted earnings per share are based on weighted average shares of common stock outstanding plus dilutive common equivalent shares. The 5 1/4% zero coupon convertible subordinated debentures due 2014 (issued in July
1994) are considered common stock equivalents; they were antidilutive for the quarters ended March 31, 1996 and March 31, 1995.

     Fully diluted earnings per share are not presented on the face of the condensed consolidated statement of income (unaudited) since they are not materially different from primary earnings per share.


                                      -19-